EXHIBIT 23.2

[LETTERHEAD OF JONES DAY]

January 31, 2008

     We hereby consent to the reference to our firm under the caption “Legal Opinion” in Post-Effective Amendment No. 14 to the Registration Statement of the PowerShares QQQ Trust (SM), Series 1 (formerly Nasdaq-100 Trust, Series 1).

/s/ JONES DAY